UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 19, 2007

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-133895	06-1637809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Connecticut Avenue

Norwalk, Connecticut 06850

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On January 19, 2007, Affinion Group, Inc. (“Affinion”) confirmed that its 2006 adjusted EBITDA is expected to be within the previously announced range of $260 million to $265 million and that it projects its 2007 adjusted EBITDA to be within the range of $275 million to $285 million. Affinion also announced that its parent, Affinion Group Holdings, Inc. (“Holdings”) intends, subject to certain conditions, to enter into a five-year $300 million aggregate principal amount senior unsecured term loan facility (the “Holdings Loan Agreement”) with Deutsche Bank Trust Company Americas (“Deutsche Bank”), Bank of America, N.A., and certain other banks as the initial lenders, with Deutsche Bank Securities Inc. and Banc of America Securities LLC (“BAS”) as the joint lead arrangers and book-running managers, Deutsche Bank as administrative agent, and BAS as syndication agent. Holdings intends to redeem certain of its preferred stock and to use the net proceeds from the Holdings Loan Agreement to pay a dividend to its stockholders. Affinion and its subsidiaries will not be a party to the Holdings Loan Agreement.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit
99.1	Press Release issued by Affinion Group, Inc. dated January 19, 2007.

[SIGNATURE PAGE TO FOLLOW]

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: January 19, 2007	By:	/s/ Todd H. Siegel
Name: Todd H. Siegel
Title: Executive Vice President and General Counsel

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EXHIBIT INDEX

Number	Exhibit

99.1	Press Release issued by Affinion Group, Inc. dated January 19, 2007.

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